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                                                                  EXHIBIT 14 (B)

                               CONSENT OF COUNSEL
                               ------------------


     We hereby consent to the use of our name and to the references to our Firm included in the Registration Statement on Form N-14 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, respectively. This consent does not constitute a consent under section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                        /s/ DRINKER BIDDLE & REATH LLP
                                        ------------------------------
                                        DRINKER BIDDLE & REATH LLP



Philadelphia, Pennsylvania
May 12, 1997